Exhibit 10.17.1

Schedule 2.1

to the

Directors’ Deferred Compensation and Benefits

Trust Agreement

Benefit Plans and Other Arrangements Subject to Trust

(1)    Sunoco, Inc. Directors’ Deferred Compensation Plan I;

(2)    Sunoco, Inc. Directors’ Deferred Compensation Plan II;

(3)    The entire funding for all the Indemnification Agreements with the directors set forth below shall be Five Million Dollars ($5,000,000.00) in the aggregate upon a Potential Change in Control, and an amount upon a Change in Control calculated on the basis of the Indemnification Agreements with the following directors:

(a)	Chris C. Casciato
(b)	Irene Chang-Britt
(c)	Robert J. Darnall[4]
(d)	John G. Drosdick[1]
(e)	William H. Easter, III
(f)	Gary W. Edwards
(g)	Ursula O. Fairbairn
(h)	Thomas P. Gerrity[5]
(i)	Rosemarie B. Greco[6]
(j)	John P. Jones, III
(k)	James G. Kaiser
(l)	R. Anderson Pew[2]
(m)	G. Jackson Ratcliffe[3]
(n)	John W. Rowe[7]
(o)	John K. Wulff

(4)    Benefits payable to former directors of the Company (or their beneficiaries) in pay status as of the date of termination of the Sunoco, Inc. Non-Employee Directors’ Retirement Plan.

NOTES:

1.	Mr. Drosdick resigned as a Director of Sunoco, Inc., effective December 31, 2008.
2.	Mr. Pew did not stand for re-election at the Annual Meeting on May 7, 2009, due to Sunoco, Inc.’s mandatory retirement policy for directors.
3.	Mr. Ratcliffe did not stand for re-election at the Annual Meeting on May 7, 2009, due to Sunoco, Inc.’s mandatory retirement policy for directors.
4.	Mr. Darnall did not stand for re-election at the Annual Meeting on May 6, 2010, due to Sunoco, Inc.’s mandatory retirement policy for directors.
5.	Dr. Gerrity did not stand for re-election at the Annual Meeting on May 6, 2010, and retired from the Sunoco, Inc. Board at that time.
6.	Ms. Greco did not stand for re-election at the Annual Meeting on May 5, 2011, and retired from the Sunoco, Inc. Board at that time.
7.	Mr. Rowe will not be standing for re-election at the Annual Meeting on May 3, 2012, and retired from the Sunoco, Inc. Board effective December 31, 2011.